EXHIBIT 23



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 333-56027, 33-27086, 2-90488, and 33-44624.



/s/ Arthur Andersen LLP


Minneapolis, Minnesota,
October 26, 2001


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